January 14, 1997



Circuit City Stores, Inc.
9950 Mayland Drive
Richmond, Virginia 23233

                            Circuit City Stores, Inc.
                       Registration Statement on Form S-3
                         CarMax Stock and CarMax Rights

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form S-3 (No. 333-15995) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), relating to the offer and sale of (i) up to 21,689,000 shares of Circuit City Stores, Inc. -- CarMax Group Common Stock, par value $.50 per share (the "CarMax Stock"), of Circuit City Stores, Inc. (the "Company") and
(ii) an equal number of Circuit City Stores, Inc. -- CarMax Group Rights to purchase shares of the Company's Series F Preferred Stock (the "CarMax Rights") to be issued pursuant to the Restated Rights Agreement and initially attached to the CarMax Stock. Defined terms not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

         We have previously issued our opinion dated June 16, 1988 (the "1988 Opinion") and addressed to the Board of Directors of the Company (the "Board") relating to the Original Rights, each of which is to be redesignated as a Circuit City Right as described in the Registration Statement. The 1988 Opinion is filed as part of our opinion at Exhibit 5 to the Company's Registration Statement No. 33-64757 on Form S-8, which registration statement became effective December 5, 1995. In addition, we have issued our opinion dated the date hereof (the "1997 Opinion") and addressed to the Board relating to the CarMax Rights and the Circuit City Rights, a copy of which is attached hereto. Our opinions contained herein relating to the CarMax Rights are subject to all of the assumptions and qualifications contained in the 1988 Opinion, as if such opinion related to the CarMax Rights, and the 1997 Opinion.

         We have participated in the preparation of the Registration Statement and have examined the corporate records and documents, statements and certificates of officers of the Company and such other materials as we have deemed necessary to the issuance of this


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Circuit City Stores, Inc.
January 14, 1997
Page 2

opinion. We assume for purposes of this opinion that prior to the issuance of the CarMax Stock and the CarMax Rights (a) the CarMax Stock Proposal Amendments are approved by the shareholders of the Company and that Articles of Amendment setting forth both the CarMax Stock Proposal Amendments and the amendments to the Company's Amended and Restated Articles of Incorporation in the form included as Exhibit A-2 to the Restated Rights Agreement are filed with, and declared effective by, the Virginia State Corporation Commission and (b) the Restated Rights Agreement is duly executed and delivered by the Company and the rights agent. Based on the foregoing, we are of the opinion that:

         1. The CarMax Stock has been duly authorized, and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         2. All corporate actions required under the laws of the Commonwealth of Virginia have been taken for the CarMax Rights, when issued pursuant to the Restated Rights Agreement, to be validly issued.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement made in reference to our firm under the caption "Legal Matters" in the related Prospectus and in any amendment or supplement to the Prospectus. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,


                                     /s/ McGuire, Woods, Battle & Boothe, L.L.P.


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                                January 14, 1997



Board of Directors
Circuit City Stores, Inc.
9950 Mayland Drive
Richmond, VA 23233

Ladies and Gentlemen:

         We are acting as counsel for Circuit City Stores, Inc. (the "Company") with respect to the adoption by the Board of Directors of certain modifications to the Shareholder Rights Plan originally adopted by the Board of Directors on April 29, 1988 (the "Plan") and reflected in the terms of the Amended and Restated Rights Agreement, dated March 5, 1996, between the Company and Norwest Bank Minnesota, N.A. (the "Existing Rights Agreement"). Such modifications relate to certain changes in the Company's capital structure, as summarized herein. This opinion supplements our opinion dated June 16, 1988 addressed to the Board of Directors with respect to the Board of Directors' adoption of the Plan (the "1988 Opinion").

         The Board of Directors has approved, and has recommended that the shareholders of the Company approve certain amendments to the Company's Amended and Restated Articles of Incorporation (the "Articles") authorizing the issuance of the Company's Common Stock, par value $.50 per share, in series. One series, the Circuit City Stores, Inc. -- CarMax Group Common Stock (the "CarMax Group Common Stock"), is intended to reflect separately the performance of the Company's used- and new-car retail business (the "CarMax Group"). A second series, the Circuit City Stores, Inc. -- Circuit City Group Common Stock (the "Circuit City Group Common Stock"), is intended to reflect separately the performance of the Company's consumer electronics and appliances retail business, including the Circuit City Group's interest in the CarMax Group (the "Circuit City Group"). Pursuant to the amendments to the Articles, each share of the Company's Common Stock outstanding on the effective date of such amendments (the "Existing Common Stock") will be redesignated as one share of Circuit City Group Common Stock.

         Pursuant to the Plan and the Existing Rights Agreement, there were attached in equal number to the shares of Existing Common Stock, rights (the "Existing Rights") to purchase shares of the Company's Cumulative Participating Preferred Stock, Series E, par value $20.00 per share ("Series E Preferred Stock"). Concurrently with the redesignation of the Existing Common Stock and pursuant to the authorization of the Board of Directors, the Existing Rights Agreement will be amended and restated (as so amended and restated, the "Restated Rights Agreement") to reflect the change in the Company's capital structure, and the Existing


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Board of Directors
January 14, 1997
Page 2


Rights will be redesignated as an equal number of Circuit City Stores, Inc. - Circuit City Group Rights ("Circuit City Rights") to purchase shares of Series E Preferred Stock. The Board of Directors has also authorized the issuance by the Company of Circuit City Stores, Inc. - Car Max Group Rights (the "CarMax Rights") to purchase shares of the Company's Cumulative Participating Preferred Stock, Series F, par value $20.000 per share ("Series F Preferred Stock") on the terms set forth in the Restated Rights Agreement.

         The changes to the Plan effected by the Board of Directors' adoption of the Restated Rights Agreement include (i) authorizing the CarMax Rights and establishing the exercise price thereof at $88 per one-one hundredth of a share of Series F Preferred Stock, (ii) modifying those provisions entitling the holder of a right, upon the occurrence of certain events, to purchase shares of the Existing Common Stock so that the holder of a Circuit City Right or a CarMax Right will be entitled, upon the occurrence of such events, to purchase shares of Circuit City Group Common Stock or CarMax Group Common Stock, respectively,
(iii) modifying those provisions referencing the beneficial ownership of a specified percentage of the Existing Common Stock so as to reference the beneficial ownership of Common Stock representing the same percentage of the total number of votes entitled to be cast generally in the election of directors of all the Common Stock and (iv) making other changes necessary or appropriate to adapt the terms of the Rights Agreement to the changes in the Company's capital structure.

         It is our understanding that the Board of Directors has concluded, after reviewing the form of the Restated Rights Agreement and, with respect to clause (ii) below, after receiving the advice of its financial advisors, Morgan Stanley & Co., that (i) the Plan, as it will be modified in the manner provided for in the Restated Rights Agreement, will continue to serve a legitimate corporate purpose and will be reasonably related to accomplishing that purpose,
(ii) the CarMax Rights will have an exercise price which is reasonably related to the value of the CarMax Group and (iii) the modifications to the Plan will be in the best interests of the Company and its shareholders.

         In rendering this opinion, we have examined such certificates of public officials, certificates of officers of the Company, documents and records of the Company (or copies of such documents and records certified to our satisfaction) and such other documents, certificates, records and papers as well as facts known to us in our capacity as such counsel as we have deemed necessary as a basis for such opinion.

         Subject to all the assumptions and qualifications contained in the 1988 Opinion, and assuming that prior to the issuance of the CarMax Rights (a) the Company's shareholders approve the amendments to the Articles set forth in the Company's Proxy Statement dated December 24, 1996 and that Articles of Amendment setting forth such amendments, as well as the amendments to the Articles described in the Restated Rights Agreement, are filed with,


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Board of Directors
January 14, 1997
Page 3


and declared effective by the Virginia State Corporation Commission and (b) the Restated Rights Agreement is duly executed and delivered by the Company and Norwest Bank Minnesota, N.A., as rights agent, we are of the opinion that a court applying Virginia law should hold that:

                  1. The adoption of the Restated Rights Agreement, the redesignation of the Existing Rights as Circuit City Rights and the authorization of the issuance of the CarMax Rights were matters properly within the business judgment of the Board of Directors of the Company.

                  2. All corporate action required under the laws of Virginia has been taken (a) for the redesignation of the Existing Rights as Circuit City Rights, (b) for the authorization of issuance of the Circuit City Rights and the CarMax Rights in accordance with the terms of the Restated Rights Agreement, (c) for the authorization of issuance of the Series E Preferred Stock and the Series F Preferred Stock in accordance with the Articles, and (d) for the Circuit City Rights and the CarMax Rights, when issued pursuant to the Restated Rights Agreement, to be validly issued.

         We hereby reaffirm the 1988 Opinion. In the 1988 Opinion, we discussed whether certain provisions of Section 13.1-638 of the Virginia Code might prohibit the restrictions on transfer imposed under the original Rights Agreement. The Virginia Code was amended in 1990 to provide that, notwithstanding such provisions of Section 13.1-638, the terms of rights issued by a corporation may include restrictions on transfer by designated persons or classes of persons. Since we rendered the 1988 Opinion, amendments to other statutes referred to in that opinion have been adopted and additional relevant cases have been decided, none of which alters our opinion expressed in the 1988 Opinion.

         This opinion is limited to the actions of the Board of Directors discussed herein. Any further action or inaction by the Board of Directors with respect to the Plan, including a decision relating to the redemption of the Circuit City Rights and the CarMax Rights, will be judged in light of all the relevant acts and circumstances applicable at the time. This opinion is furnished solely for your benefit and may not be relied on by another person.


                                    Very truly yours,

                                    /s/ McGuire, Woods, Battle & Boothe, L.L.P.